Exhibit 99.1

Emerge Energy Services Announces Third Quarter 2018 Results

Fort Worth, Texas — November 6, 2018 — Emerge Energy Services LP (“Emerge Energy”) today announced third quarter 2018 financial and operating results.

Highlights

•	Total volumes sold decreased 32% sequentially to 1,073 thousand tons in the third quarter.

•	Net loss of $3.9 million and diluted earnings per unit of $(0.12) for the third quarter.

•	Adjusted EBITDA decreased to $7.9 million for the third quarter.
Overview

Emerge Energy reported a net loss of $3.9 million, or $(0.12) per diluted unit, for the three months ended September 30, 2018, compared to net income of $5.0 million, or $0.16 per diluted unit for the three months ended September 30, 2017. For the three months ended June 30, 2018, net income was $9.4 million, or $0.30 per diluted unit.
Net revenues were $63.0 million for the three months ended September 30, 2018, compared to $103.2 million for the three months ended September 30, 2017, and $101.8 million for the three months ended June 30, 2018. Net revenues decreased due to lower northern white volumes sold, shift in mix away from higher priced terminal sales and a decline in northern white prices. Volumes sold through our terminals totaled 23% of volume in the third quarter of 2018, compared to 45% in the third quarter of 2017, and 26% in the second quarter of 2018.
Adjusted EBITDA was $7.9 million for the three months ended September 30, 2018, compared to $18.7 million for the three months ended September 30, 2017, and $23.4 million for the three months ended June 30, 2018.
Emerge Energy generated Distributable Cash Flow of $1.7 million for the three months ended September 30, 2018.  Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures that Emerge Energy uses to assess its performance on an ongoing basis. Emerge Energy will not make a cash distribution on its common units for the three months ended September 30, 2018, as the board of directors of its general partner did not approve a cash distribution.
“We experienced disappointing results in the third quarter driven by the short-term challenging market conditions and a delay in ramping up our new San Antonio plant,” noted Ted W. Beneski, Chairman of the board of directors of the general partner of Emerge Energy. “The slowdown in oil and gas completion activity has been well documented by notable industry participants. Leading oilfield services companies were surprised by the speed in which many of their Exploration and Production customers began to pull back completion programs starting in August. As a result, the market conditions for frac sand changed rapidly in the second half of the third quarter. The market quickly turned from a state of short supply in the first half of the year to oversupply in the last two months as the demand pullback coincided with an increase in production from new in-basin mines across West Texas, South Texas, and the Mid-Continent regions. Consequently, the entire industry has experienced pricing pressure, primarily on northern white product. We are responding to these market conditions by reducing costs and idling over 50% of our northern white capacity.”
“Despite the limited visibility for fourth quarter activity, our customers are signaling that 2019 should be a high growth year as budgets are reset and the midstream issues in West Texas are resolved. Customer sentiment for next year is upbeat, giving us confidence that the current demand softness is a temporary state.”
“We remain excited about our two new in-basin plants - San Antonio, Texas and Kingfisher, Oklahoma. We made progress in the third quarter ramping up San Antonio, as sequential frac sand production doubled in the third quarter. However, weather and contractor delays impacted the final portion of construction. We now expect the plant to achieve the full four million tons per year run-rate at the end of November. We also expect to significantly reduce our production costs in the coming months when our new wet plant phases out purchasing third party wet sand and our new permanent utilities displace higher cost temporary electricity and natural gas sources. We are over 60% contracted for the plant's full capacity and are projecting to achieve 80% by year end. For our Oklahoma project, we broke ground in September, and we expect to be producing sand as early as January next year if the permitting process goes smoothly. We have worked hard to reposition Emerge Energy into a balanced producer of both northern white and in-basin frac sand, and we are confident that we will reap the benefits of this repositioning in 2019.”
“Due to the short-term market softness and lower in-basin production, we are lowering our full year 2018 Adjusted EBITDA guidance to a range of $50 million to $65 million. We are currently engaged in negotiations with several customers to resolve contracted volume shortfalls on our take or pay contracts for northern white product. Enforcing these minimum volume contracts will help to mitigate the anticipated market weakness in the fourth quarter.”
Conference Call

Emerge Energy will host its 2018 third quarter results conference call on Tuesday, November 6, 2018 at 3:00 p.m. CT. Callers may listen to the live presentation, which will be followed by a question and answer segment, by dialing (855) 850-4275 or (720) 634-2898 and entering pass code 1475479. An audio webcast of the call will be available at www.emergelp.com within the Investor Relations portion of the website under the Webcasts & Presentations section. A replay will be available by audio webcast and teleconference for seven days following the conclusion of the call. The replay teleconference will be available by dialing (855) 859-2056 or (404) 537-3406 and the reservation number 1475479.

Operating Results

The following table summarizes Emerge Energy’s operating results for the three and nine months ended September 30, 2018, and 2017, and three months ended June 30, 2018:

	Three Months Ended			Nine Months Ended September 30,
	September 30, 2018	June 30, 2018	September 30, 2017	2018	2017

	($ in thousands)
Revenues:
Frac sand revenues	$61,597	$100,788	$101,795	$268,356	$258,055
Non-frac sand revenues	1,364	1,054	1,420	3,197	3,106
Total revenues	62,961	101,842	103,215	271,553	261,161
Operating expenses:
Cost of goods sold (excluding depreciation, depletion and amortization)	52,337	72,650	80,239	205,229	223,978
Depreciation, depletion and amortization	5,316	5,355	6,078	15,532	16,409
Selling, general and administrative expenses	3,693	7,390	7,302	19,654	20,030
Contract and project terminations	—	—	—	1,689	—
Total operating expenses	61,346	85,395	93,619	242,104	260,417
Operating income (loss)	1,615	16,447	9,596	29,449	744
Other expense (income):		—	—
Interest expense, net	6,907	6,736	5,073	24,135	13,353
Other	(1,472)	230	(901)	(1,930)	(3,218)
Total other expense	5,435	6,966	4,172	22,205	10,135
Income (loss) from continuing operations before provision for income taxes	(3,820)	9,481	5,424	7,244	(9,391)
Provision (benefit) for income taxes	33	53	(58)	183	(58)
Net income (loss) from continuing operations	(3,853)	9,428	5,482	7,061	(9,333)
Income (loss) from discontinued operations, net of taxes	—	—	(468)	—	(3,125)
Net income (loss)	$(3,853)	$9,428	$5,014	$7,061	$(12,458)

Adjusted EBITDA (a)	$7,927	$23,362	$18,743	$48,675	$26,345

Volume of frac sand sold (tons in thousands)	985	1,519	1,361	3,941	3,890
Volume of non-frac sand sold (tons in thousands)	88	70	119	224	233
Total volume of sand sold (tons in thousands)	1,073	1,589	1,480	4,165	4,123

Terminal sand sales (tons in thousands)	247	415	671	1,249	1,803

Volume of frac sand produced by plant (tons in thousands):
Arland, Wisconsin facility	161	493	463	1,061	1,339
Barron, Wisconsin facility	353	509	497	1,360	1,547
New Auburn, Wisconsin facility	210	310	346	865	965
San Antonio, Texas facility (b)	223	109	16	391	16
Kosse, Texas facility	95	108	53	302	165
Total volume of frac sand produced	1,042	1,529	1,375	3,979	4,032

(a) See section entitled “Adjusted EBITDA and Distributable Cash Flow” that includes a definition of Adjusted EBITDA and provides reconciliation to GAAP net income and cash flows.
(b) Emerge Energy commenced frac sand production at the San Antonio facility in July 2017.
Continuing operations

Net income (loss) decreased $13.3 million for the third quarter of 2018, compared to the second quarter of 2018, mainly due to a 32% decrease in volumes sold and lower prices for northern white sand. Volumes sold decreased mainly due to a slow down in well completion activity along with an increase in production from competitors' new in-basin mines, which led to pricing pressures, primarily on northern white sand. Volumes sold through our terminals totaled 23% of volume in the third quarter of 2018, compared to 26% in the second quarter of 2018.
Adjusted EBITDA declined $15.4 million for the third quarter of 2018, compared to the second quarter of 2018, mainly due to decreased volumes, lower sand prices in the third quarter, and unabsorbed fixed costs for idled railcars.
Net income (loss) decreased $8.9 million and Adjusted EBITDA declined $10.8 million for the third quarter of 2018, compared to same quarter in 2017, mainly due to a decrease in total volumes sold and a shift in mix between direct FOB plant sales and terminal sand sales. Volumes sold through our terminals totaled 23% of volume in the third quarter of 2018, compared to 45% in the third quarter of 2017. This was offset by lower selling, general and administrative expenses due to reduced incentive compensation accruals.
Discontinued operations

During the three months ended September 30, 2017, we recorded a non-cash charge of $0.5 million related to the August 2016 sale of the Fuel business.
Capital Expenditures

For the three months ended September 30, 2018, Emerge Energy’s capital expenditures totaled $8.3 million.

About Emerge Energy Services LP

Emerge Energy Services LP (NYSE: EMES) is a growth-oriented limited partnership engaged in the businesses of mining, producing, and distributing silica sand, a key input for the hydraulic fracturing of oil and natural gas wells.  Emerge Energy operates its Sand business through its subsidiary Superior Silica Sands LLC. Emerge Energy also processed transmix, distributed refined motor fuels, operated bulk motor fuel storage terminals, and provided complementary fuel services through its fuel division which was sold on August 31, 2016.

Forward-Looking Statements

This release contains certain statements that are “forward-looking statements.” These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “will,” “expect,” “anticipate,” or “estimate.” These forward-looking statements involve risks and uncertainties, and there can be no assurance that actual results will not differ materially from those expected by management of Emerge Energy Services LP.  When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Emerge Energy’s Annual Report on Form 10-K filed with the SEC. The risk factors and other factors noted in the Annual Report could cause actual results to differ materially from those contained in any forward-looking statement.  Except as required by law, Emerge Energy Services LP does not undertake any obligation to update or revise such forward-looking statements to reflect events or circumstances that occur after the date hereof.

PRESS CONTACT

Investor Relations
(817) 618-4020

EMERGE ENERGY SERVICES LP
CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands except per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues	$62,961	$103,215	$271,553	$261,161
Operating expenses:
Cost of goods sold (excluding depreciation, depletion and amortization)	52,337	80,239	205,229	223,978
Depreciation, depletion and amortization	5,316	6,078	15,532	16,409
Selling, general and administrative expenses	3,693	7,302	19,654	20,030
Contract and project terminations	—	—	1,689	—
Total operating expenses	61,346	93,619	242,104	260,417
Operating income (loss)	1,615	9,596	29,449	744
Other expense (income):
Interest expense, net	6,907	5,073	24,135	13,353
Other	(1,472)	(901)	(1,930)	(3,218)
Total other expense	5,435	4,172	22,205	10,135
Income (loss) from continuing operations before provision for income taxes	(3,820)	5,424	7,244	(9,391)
Provision (benefit) for income taxes	33	(58)	183	(58)
Net income (loss) from continuing operations	(3,853)	5,482	7,061	(9,333)
Income (loss) from discontinued operations, net of taxes	—	(468)	—	(3,125)
Net income (loss)	$(3,853)	$5,014	$7,061	$(12,458)

Earnings (loss) per common unit
Basic:
Earnings (loss) per common unit from continuing operations	$(0.12)	$0.19	$0.23	$(0.31)
Earnings (loss) per common unit from discontinued operations	—	(0.02)	—	(0.10)
Basic earnings (loss) per common unit	$(0.12)	$0.17	$0.23	$(0.41)

Diluted:
Earnings (loss) per common unit from continuing operations	$(0.12)	$0.18	$0.23	$(0.42)
Earnings (loss) per common unit from discontinued operations	—	(0.02)	—	(0.10)
Diluted earnings (loss) per common unit	$(0.12)	$0.16	$0.23	$(0.52)

Weighted average number of common units outstanding - basic	31,034,186	30,270,572	31,233,523	30,120,216
Weighted average number of common units outstanding - diluted	31,034,186	30,400,584	31,371,152	30,183,091

Adjusted EBITDA and Distributable Cash Flow

We calculate Adjusted EBITDA, a non-GAAP measure, in accordance with our current Credit Agreement as: net income (loss) plus consolidated interest expense (net of interest income), income tax expense, depreciation, depletion and amortization expense, non-cash charges and losses that are unusual or non-recurring less income tax benefits and gains that are unusual or non-recurring and other adjustments allowable under our existing credit agreement. We report Adjusted EBITDA to our lenders under our revolving credit facility in determining our compliance with certain financial covenants. Adjusted EBITDA should not be considered as an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance presented in accordance with GAAP. Moreover, our Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies. The following table reconciles net income (loss) to Adjusted EBITDA for the three months ended September 30, 2018, June 30, 2018, and September 30, 2017:

	Continuing		Discontinued		Consolidated		Consolidated

	Three Months Ended September 30,						June 30, 2018
	2018	2017	2018	2017	2018	2017

	($ in thousands)
Net income (loss)	$(3,853)	$5,482	$—	$(468)	$(3,853)	$5,014	$9,428
Interest expense, net	6,907	5,073	—	—	6,907	5,073	6,736
Depreciation, depletion and amortization	5,316	6,078	—	—	5,316	6,078	5,355
Provision (benefit) for income taxes	33	(58)	—	—	33	(58)	53
EBITDA	8,403	16,575	—	(468)	8,403	16,107	21,572
Equity-based compensation expense	364	343	—	—	364	343	426
Reduction in escrow receivable	—	—	—	468	—	468	—
Provision for doubtful accounts	287	—	—	—	287	—	20
Accretion expense	30	25	—	—	30	25	31
Retirement of assets	123	—	—	—	123	—	318
Other state and local taxes	395	477	—	—	395	477	395
Non-cash deferred lease expense	(208)	2,223	—	—	(208)	2,223	355
Unrealized loss (gain) on fair value of warrant	(1,467)	(900)	—	—	(1,467)	(900)	245
Adjusted EBITDA	$7,927	$18,743	$—	$—	$7,927	$18,743	$23,362

The following table present a reconciliation of net income (loss) to Adjusted EBITDA for the nine months ended September 30, 2018, and 2017:

	Continuing		Discontinued		Consolidated

	Nine Months Ended September 30,
	2018	2017	2018	2017	2018	2017

	($ in thousands)
Net income (loss)	$7,061	$(9,333)	$—	$(3,125)	$7,061	$(12,458)
Interest expense, net	24,135	13,353	—	—	24,135	13,353
Depreciation, depletion and amortization	15,532	16,409	—	—	15,532	16,409
Provision (benefit) for income taxes	183	(58)	—	—	183	(58)
EBITDA	46,911	20,371	—	(3,125)	46,911	17,246
Equity-based compensation expense	1,224	1,020	—	—	1,224	1,020
Contract and project terminations	1,689	—	—	—	1,689	—
Reduction in escrow receivable	—	—	—	3,125	—	3,125
Provision for doubtful accounts	310	—	—	—	310	—
Accretion expense	92	83	—	—	92	83
Retirement of assets	443	60	—	—	443	60
Other state and local taxes	1,185	1,357	—	—	1,185	1,357
Non-cash deferred lease expense	(2,429)	6,453	—	—	(2,429)	6,453
Unrealized (gain) loss on fair value of warrant	(1,899)	(3,212)	—	—	(1,899)	(3,212)
Other adjustments allowable under our Credit Agreement	1,149	213	—	—	1,149	213
Adjusted EBITDA	$48,675	$26,345	$—	$—	$48,675	$26,345
The following table reconciles Consolidated Adjusted EBITDA to our operating cash flows for the three and nine months ended September 30, 2018, and 2017, and June 30, 2018:

	Three Months Ended			Nine Months Ended September 30,
	September 30, 2018	June 30, 2018	September 30, 2017	2018	2017

	($ in thousands)
Adjusted EBITDA	$7,927	$23,362	$18,743	$48,675	$26,345
Interest expense, net	(5,852)	(5,722)	(4,169)	(17,538)	(10,828)
Income tax expense	(429)	(447)	(419)	(1,369)	(1,299)
Other adjustments allowable under our Credit Agreement	—	—	—	(1,149)	(213)
Cost to retire assets	(19)	—	—	(19)	19
Non-cash deferred lease expense	208	(355)	(2,223)	2,429	(6,453)
Change in other operating assets and liabilities	10,453	8,520	(18,646)	17,361	(21,458)
Cash flows from operating activities:	$12,288	$25,358	$(6,714)	$48,390	$(13,887)

Cash flows from investing activities:	$(7,544)	$(25,683)	$(2,036)	$(63,320)	$(25,658)

Cash flows from financing activities:	$(3,035)	$(7,248)	$9,110	$12,026	$40,090

We define Distributable Cash Flow generally as net income plus (i) non-cash net interest expense, (ii) depreciation, depletion and amortization expense, (iii) non-cash charges, and (iv) selected losses that are unusual or non-recurring; less (v) selected principal repayments, (vi) selected gains that are unusual or non-recurring, and (vii) maintenance capital expenditures. We believe that the presentation of Distributable Cash Flow in this report provides information useful to investors in assessing our financial condition and results of operations. In addition, our Board of Directors utilizes reserves for future capital expenditures, compliance with law or debt agreements, and to provide funds for distributions to unitholders in respect to any one or more of the next four quarters. However, our Distributable Cash Flow may not be comparable to similarly-titled measures that other companies use. Distributable Cash Flow does not reflect changes in working capital balances. The following table (in thousands) reconciles net income to Distributable Cash Flows:

Three Months Ended September 30, 2018

Net income (loss)	$(3,853)

Add (less) reconciling items:
Add depreciation, depletion and amortization expense	5,316
Add amortization of deferred financing costs	1,055
Add equity-based compensation, net	364
Add allowance for doubtful accounts	287
Add loss on disposal of assets	142
Add income taxes accrued, net of payments	63
Add accretion expense	30
Less non-cash deferred lease expense	(208)
Less unrealized gain on fair value of warrants	(1,467)
Distributable cash flow	$1,729